UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 11, 2021

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

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ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 11, 2021, Athena Silver Corp (“Athena” or the “Company”) entered into a Stock Purchase Agreement with TriPower Resources, Inc. (“TriPower”), pursuant to which TriPower agreed to purchase 100% of the issued and outstanding shares of Athena Minerals, Inc., a wholly-owned subsidiary of the Company, in exchange for full satisfaction of the Company’s indebtedness to John Gibbs, who controls TriPower, under a 2012 Credit Agreement in the outstanding approximate principal amount of $2.0 million. All accrued and unpaid interest due under the Credit Agreement was waived as part of the transaction. The Effective Date of the Stock Purchase Agreement was December 31, 2020.

The Company also has the right and option to repurchase all or any portion of the AMI Shares at any time on or before December 31, 2022 (the “Clawback Option”). The price to be paid by Athena to TriPower to exercise the Clawback Option shall be $2.6 million, (or a proportion of $2.6 million if fewer than all of the AMI Shares are being repurchased, reduced by the aggregate amount of all payments paid to Buyer from the sale or lease, or the grant of an option to sell or lease, any AMI assets.

The terms and conditions of this transaction are set forth in the Stock Purchase Agreement filed herewith as Exhibit 10.1.

Athena Minerals Inc. owns the Company’s mineral and real estate interests in San Bernardino County, California, including the unpatented mining claims in the Langtry Mining District.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective December 31, 2020, the Company sold 100% of the issued and outstanding common stock of its wholly-owned subsidiary Athena Minerals, Inc., pursuant to the Stock Purchase Agreement described in Item 1.01 above.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

The attached pro forma financial information has been prepared in accordance with Regulation S-X, Section 11.01 and gives pro forma effect to the sale of 100% of the issued and outstanding shares of common stock of the Company’s wholly-owned subsidiary Athena Minerals, Inc. in exchange for the satisfaction of approximately $2.0 million in outstanding debt to the purchaser. The pro forma balance sheet gives effect to the transaction as if it had occurred on September 30, 2020. The pro forma income statements for the year ended December 31, 2019 and nine months ended September 30, 2020 gives effect to the transaction as if it had been consummated at the beginning of the periods presented. The pro forma financial information does not purport to present actual financial condition or results of operations for the periods presented.

The transaction has been accounted for as an addition to capital rather than a profit and loss due to the purchaser being a related party and control person.

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Athena Silver Corporation

Pro Forma Balance Sheet

As of September 30, 2020

(unaudited)

	Athena Silver Corporation	Pro Forma Adjustments	Pro Forma

ASSETS
Current Assets
Cash	$5,583	$(5,519)	$64

Total current assets	5,583	(5,519)	64

Land held for investment	185,290	(185,290)	–

Total assets	$190,873	$(190,809)	64

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$48,423	$2,851	$45,572
Accrued liabilities - related parties	96,500		96,500
Accrued lease option liability	–	–	–
Accrued interest	20,061	–	20,061
Accrued interest - related parties	639,720	639,720	–
Advances payable - related party	132,761	–	132,761
Deed amendment liability - short-term portion	10,000	10,000	–
Convertible note payable, net of discount of $12,818	38,452	–	38,452
Convertible credit facility - related party	2,244,870	2,244,870	–

Total current liabilities	3,230,787	2,897,441	333,346

Deed amendment liability	80,000	80,000	–

Total liabilities	3,310,787	2,977,441	333,346

Commitments and contingencies	–	–	–

Stockholders' deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none outstanding	–	–	–
Common stock - $0.0001 par value; 100,000,000 shares authorized, 37,032,320 issued and outstanding	3,703	–	3,703
Additional paid-in capital	6,650,418	(2,786,632)	9,437,050
Accumulated deficit	(9,774,035)	–	(9,774,035)
Total stockholders' deficit	(3,119,914)	(2,786,632)	(333,282)

Total liabilities and stockholders' deficit	$190,873	$190,809	$64

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Athena Silver Corporation

Pro Forma Income Statement

Nine Months Ended September 30, 2020

(unaudited)

	Nine Months Ended September 30, 2020	Pro Forma Adjustments	Athena Silver Corporation

Operating expenses:
Exploration costs	$52,154	$(5,000)	$57,154
General and administrative expenses	117,713	12,645	105,068

Total operating expenses	169,867	7,645	162,222

Operating loss	(169,867)	(7,645)	(162,222)
Interest expense	(97,220)	(83,848)	(13,372)
Net (loss) income	$(267,087)	$(91,493)	$(175,594)

Basic and diluted net loss per common share
Basic and diluted net loss per common share	$(0.01)		$(0.00)

Basic and diluted weighted-average common shares outstanding	36,554,218		36,554,218

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Athena Silver Corporation

Pro Forma Income Statement

Year Ended December 31, 2019

(unaudited)

	Year Ended December 31, 2020	Pro Forma Adjustments	Athena Silver Corporation

Operating expenses:
Exploration costs	$40,000	$(40,000)	$–
General and administrative expenses	115,266	(14,812)	100,454

Total operating expenses	155,266	(54,812)	100,454

Operating loss	(155,266)	54,812	(210,078)
Interest expense	(110,980)	(106,954)	(4,026)
Net (loss) income	$(266,246)	$(52,142)	$(214,104)

Basic and diluted net loss per common share
Basic and diluted net loss per common share	$(0.01)		$(0.01)

Basic and diluted weighted-average common shares outstanding	36,532,320		36,532,320

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(c)	Exhibits

Item	Title
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: January 14, 2021	By: /s/ John C. Power
John C. Power, President

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